Exhibit 99.1

Biotricity Strengthens Path to Scalable Profitability with Sustained Margins & Operational Efficiency in Second Quarter Fiscal 2026

REDWOOD CITY, CA / November 14, 2025 / Biotricity Inc. (OTCQB:BTCY) (“Biotricity” or the “Company”), an innovative Technology-as-a-Service (TaaS) company committed to redefining the landscape of the healthcare industry with state-of-the-art remote monitoring and diagnostic solutions, today announced its financial results for its second quarter of fiscal 2026, ended September 30, 2025. Leveraging best-in-class technology, strategic execution, and automation-driven operational efficiencies to maintain margins and expand its footprint, the company is delivering a clear path towards scalable, sustainable growth.

Dr. Waqaas Al-Siddiq, Biotricity Founder & CEO, said, “This quarter demonstrates the scalability and strength of our model as we continue to sharpen operational efficiency through proprietary AI-driven automation to maintain margins and accelerate growth. These efforts have strengthened our commercial execution and positioned us to capture the rising demand across the cardiac monitoring landscape.”

The rapid adoption of our next-generation cardiac monitoring device, Biocore Pro, and the launch of large-scale cardiac monitoring pilots across leading hospital networks validate our ability to scale both technology and impact. Building on this momentum, we are extending our reach into international markets to increase accessibility and strengthen our global footprint, expanding the availability of advanced cardiac diagnostics worldwide. At the same time, our strategic entry into adjacent fields such as sleep and pulmonology continues to diversify our portfolio and reinforce Biotricity’s position as a leader in connected healthcare. Our focus is to deliver a comprehensive suite of diagnostic tools that empower clinicians with deeper, more accessible insights for preventive and precision care.”

Q2-FY26 Financial Highlights

●	Revenue increased 19% to $3.9 million from $3.3 million in the corresponding prior year period
●	Gross margin was 81.9% for the three months ended June 30, 2025, as compared to 75.3% in the corresponding prior year quarter. This reflects the expansion of our recurring technology fee revenue base, efficiency gains from proprietary AI-driven operational automation, and ongoing improvements in monitoring and cloud cost structure.
●	Net loss decreased to $0.77 million, or $0.03 per share, from a net loss of $1.7 million, or $0.07 per share; this was a 53.3% improvement from the corresponding prior year quarter.

Operating Highlights for Q2-FY26 and the Future

●	Q2-FY26 recurring (TaaS) Technology Fees rose a robust 4.2% from the corresponding prior year period, to $3.5 million, representing 88.7% of total revenue for Q2-FY26
●	The Company sustained its record of strong customer retention, driven by high-quality, cardiologist- and patient-friendly services that prioritize diagnostic accuracy and ease of use.
●	The Company made meaningful progress in securing regulatory approval across key international markets, including Canada, Saudi Arabia, and Argentia, laying the foundation for broader distribution in the coming years.
●	The Company continued expanding its U.S. market presence, with penetration across thousands of cardiologists in hundreds of centers, though a combination of direct sales force efforts and strategic alliances with three of the top GPOs that collectively represent 90% of U.S. hospitals.

Full details of the Company’s financial results will be filed with the SEC on Form 10-K and available by visiting www.sec.gov.

Financial Results and Business Update Conference Call

Management will host a conference call on Friday, November 14th, 2025 at 4:30 p.m. ET to discuss its financial results for fiscal second quarter of 2026 and provide a business update. Additional details are available under the Investor Relations section of the Company’s website: https://www.biotricity.com/investors/

Event: Biotricity Fiscal 2026 Second Quarter Financial Results and Business Update Call

Date: Friday, November 14th, 2025
Time: 4:30pm ET (1:30pm PT)

Toll Free: 1-877-269-7751
International: 1-201-389-0908
Webcast URL: https://viavid.webcasts.com/starthere.jsp?ei=1740411&tp_key=f4feb0c9ef

Investors can begin accessing the webcast 15 minutes before the call, where an operator will register your name and organization. The call will be in listen-only mode.

A replay of the call will be available approximately three hours after the live call via the Investors section of the Biotricity website at https://www.biotricity.com/investors/.

Toll Free Replay Number: 1-844-512-2921

International: 1-412-317-6671
Replay Access ID: 13756814
Expiration: Friday, November 28, 2025 at 11:50 PM ET

About Biotricity Inc.

Biotricity is reforming the healthcare market by bridging the gap in remote monitoring and chronic care management. Doctors and patients trust Biotricity’s unparalleled standard for preventive & personal care, including diagnostic and post-diagnostic solutions for chronic conditions. The Company develops comprehensive remote health monitoring solutions for the medical and consumer markets. To learn more, visit www.biotricity.com.

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” “project,” or “goal” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans, objectives and goals of management for future operations, including plans, objectives or goals relating to the design, development and commercialization of any of the Company’s products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company’s future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company’s inability to expand the Company’s business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

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SOURCE: Biotricity, Inc.